Calculation of Filing Fee Tables
S-8
Genprex, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share	Other	1,850,000	$ 0.557	$ 1,030,450.00	0.0001381	$ 142.31
Total Offering Amounts:						$ 1,030,450.00		$ 142.31
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 142.31
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Registrant's 2018 Equity Incentive Plan (As Amended and Restated Effective April 15, 2026) (the "Amended 2018 Plan") in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, antidilution provisions, or other similar transactions. The "Amount Registered" represents 1,850,000 additional shares of the Registrant's common stock issuable under the Amended 2018 Plan following the approval of the Amended 2018 Plan by the Registrant's stockholders at its annual meeting held on June 18, 2026. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The offering price per share and the aggregate offering price for shares reserved for future issuance under the Amended 2018 Plan are based on the average of the high and the low price of the Registrant's common stock as reported on the Nasdaq Capital Market on June 22, 2026, which date is within five business days prior to filing this Registration Statement. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources